EXHIBIT 77C

RIVERSOURCE MARKET ADVANTAGE SERIES, INC.

Columbia Portfolio Builder Conservative Fund, Columbia Portfolio Builder Moderate Conservative Fund, Columbia Portfolio Builder Moderate Fund, Columbia Portfolio Builder Moderate Aggressive Fund, Columbia Portfolio Builder Aggressive Fund, Columbia Portfolio Builder Total Equity Fund, RiverSource Small Company Index Fund, RiverSource S&P 500 Index Fund

RESULTS OF MEETING OF SHAREHOLDERS

SPECIAL MEETING OF SHAREHOLDERS HELD ON FEB. 15, 2011
(UNAUDITED)

A brief description of the proposal(s) voted upon at the meeting and the votes cast for, against or withheld, as well as the number of abstentions and broker non-votes as to the proposals are set forth below. A vote is based on total dollar interest in the Fund.

PROPOSAL. To elect directors to the Board.*

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                                    DOLLARS VOTED       DOLLARS VOTED                             BROKER NON-
                                        "FOR"             "WITHHOLD"          ABSTENTIONS            VOTES
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
01. Kathleen Blatz                4,005,652,467.862     84,434,465.991           0.000               0.000
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02. Edward J. Boudreau, Jr.       4,003,811,635.576     86,275,298.277           0.000               0.000
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03. Pamela G. Carlton             4,005,252,051.150     84,834,882.703           0.000               0.000
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04. William P. Carmichael         4,001,048,955.633     89,037,978.220           0.000               0.000
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05. Patricia M. Flynn             4,005,927,417.757     84,159,516.097           0.000               0.000
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06. William A. Hawkins            4,003,780,798.260     86,306,135.594           0.000               0.000
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07. R. Glenn Hilliard             4,003,027,431.702     87,059,502.151           0.000               0.000
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08. Stephen R. Lewis, Jr.         4,002,814,237.580     87,272,696.273           0.000               0.000
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09. John F. Maher                 4,005,929,192.229     84,157,741.624           0.000               0.000
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10. John J. Nagorniak             4,003,556,845.728     86,530,088.126           0.000               0.000
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11. Catherine James Paglia        4,006,021,497.987     84,065,435.866           0.000               0.000
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12. Leroy C. Richie               4,004,070,747.129     86,016,186.725           0.000               0.000
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13. Anthony M. Santomero          4,002,631,993.769     87,454,940.084           0.000               0.000
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14. Minor M. Shaw                 4,002,940,364.698     87,146,569.156           0.000               0.000
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15. Alison Taunton-Rigby          4,004,312,211.858     85,774,721.996           0.000               0.000
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16. William F. Truscott           4,005,115,426.709     84,971,507.144           0.000               0.000
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

PROPOSAL. To approve the proposed amendment to the Articles of Incorporation*

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DOLLARS VOTED "FOR"          DOLLARS VOTED "AGAINST"              ABSTENTIONS                BROKER NON-VOTES
-------------------------------------------------------------------------------------------------------------
 3,936,589,792.587               81,217,104.603                 72,279,795.213                   242.470
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

* All dollars of RiverSource Market Advantage Series, Inc. are voted together as a single class for election of directors and the amendment to the Articles of Incorporation.

Columbia Portfolio Builder Conservative Fund

PROPOSAL. To approve a proposed Agreement and Plan of Redomiciling

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DOLLARS VOTED "FOR"         DOLLARS VOTED "AGAINST"        ABSTENTION                  BROKER NON-VOTES
-------------------------------------------------------------------------------------------------------
  162,448,363.704                3,268,782.916           4,967,208.282                  57,386,133.750
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

PROPOSAL. To approve the proposed Investment Management Services Agreement with Columbia Management Investment Advisers, LLC.

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DOLLARS VOTED "FOR"         DOLLARS VOTED "AGAINST"         ABSTENTIONS                BROKER NON-VOTES
-------------------------------------------------------------------------------------------------------
  163,375,164.372                2,525,268.842             4,783,921.688                57,386,133.750
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

Columbia Portfolio Builder Moderate Conservative Fund

PROPOSAL. To approve a proposed Agreement and Plan of Redomiciling

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DOLLARS VOTED "FOR"         DOLLARS VOTED "AGAINST"              ABSTENTIONS           BROKER NON-VOTES
-------------------------------------------------------------------------------------------------------
  275,537,934.431                7,489,774.041                  11,759,836.482          101,687,730.320
-------------------------------------------------------------------------------------------------------

PROPOSAL. To approve the proposed Investment Management Services Agreement with Columbia Management Investment Advisers, LLC.

-------------------------------------------------------------------------------------------------------
DOLLARS VOTED "FOR"         DOLLARS VOTED "AGAINST"           ABSTENTIONS              BROKER NON-VOTES
-------------------------------------------------------------------------------------------------------
  276,337,901.149                7,197,541.336               11,252,102.469             101,687,730.320
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

Columbia Portfolio Builder Moderate Fund

PROPOSAL. To approve a proposed Agreement and Plan of Redomiciling

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DOLLARS VOTED "FOR"         DOLLARS VOTED "AGAINST"             ABSTENTIONS            BROKER NON-VOTES
-------------------------------------------------------------------------------------------------------
  826,073,825.179               20,346,846.080                 32,328,886.026           273,514,340.440
-------------------------------------------------------------------------------------------------------

PROPOSAL. To approve the proposed Investment Management Services Agreement with Columbia Management Investment Advisers, LLC.

-------------------------------------------------------------------------------------------------------
DOLLARS VOTED "FOR"         DOLLARS VOTED "AGAINST"           ABSTENTIONS              BROKER NON-VOTES
-------------------------------------------------------------------------------------------------------
  825,217,650.854               21,797,195.625               31,734,710.805             273,514,340.440
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

Columbia Portfolio Builder Moderate Aggressive Fund

PROPOSAL. To approve a proposed Agreement and Plan of Redomiciling

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DOLLARS VOTED "FOR"         DOLLARS VOTED "AGAINST"           ABSTENTIONS              BROKER NON-VOTES
-------------------------------------------------------------------------------------------------------
  650,072,262.202                20,013,359.159              26,644,058.258             317,241,916.130
-------------------------------------------------------------------------------------------------------

PROPOSAL. To approve the proposed Investment Management Services Agreement with Columbia Management Investment Advisers, LLC.

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DOLLARS VOTED "FOR"         DOLLARS VOTED "AGAINST"              ABSTENTIONS              BROKER NON-VOTES
----------------------------------------------------------------------------------------------------------
  646,340,638.737                24,388,309.410                 26,000,741.771             317,241,905.830
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

Columbia Portfolio Builder Aggressive Fund

PROPOSAL. To approve a proposed Agreement and Plan of Redomiciling

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DOLLARS VOTED "FOR"         DOLLARS VOTED "AGAINST"              ABSTENTIONS              BROKER NON-VOTES
----------------------------------------------------------------------------------------------------------
  318,528,255.342                10,980,134.070                 10,749,634.618             150,912,296.830
----------------------------------------------------------------------------------------------------------

PROPOSAL. To approve the proposed Investment Management Services Agreement with Columbia Management Investment Advisers, LLC.

----------------------------------------------------------------------------------------------------------
DOLLARS VOTED "FOR"         DOLLARS VOTED "AGAINST"               ABSTENTIONS             BROKER NON-VOTES
----------------------------------------------------------------------------------------------------------
  318,020,844.565             12,115,859.002                    10,121,320.464             150,912,296.830
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

Columbia Portfolio Builder Total Equity Fund

PROPOSAL. To approve an Agreement and Plan of Reorganization between Columbia Portfolio Builder Total Equity Fund and Columbia LifeGoal Growth Portfolio

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DOLLARS VOTED "FOR"         DOLLARS VOTED "AGAINST"              ABSTENTIONS              BROKER NON-VOTES
----------------------------------------------------------------------------------------------------------
  280,406,738.745                8,090,911.098                  9,246,386.513              91,949,362.600
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

RiverSource Small Company Index Fund

PROPOSAL. To approve an Agreement and Plan of Reorganization between RiverSource Small Company Index Fund and Columbia Small Cap Index Fund.

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DOLLARS VOTED "FOR"          DOLLARS VOTED "AGAINST"              ABSTENTIONS             BROKER NON-VOTES
----------------------------------------------------------------------------------------------------------
  275,310,486.016                10,464,860.838                  8,916,348.900             37,231,549.800
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


SPECIAL MEETING OF SHAREHOLDERS HELD ON APRIL 27, 2011

RiverSource S&P 500 Index Fund

PROPOSAL. To approve an Agreement and Plan of Reorganization between RiverSource Small Company Index Fund and Columbia Large Cap Index Fund.

----------------------------------------------------------------------------------------------------------
DOLLARS VOTED "FOR"          DOLLARS VOTED "AGAINST"              ABSTENTIONS             BROKER NON-VOTES
----------------------------------------------------------------------------------------------------------
  74,754,313.495                  4,458,450.610                  2,972,004.522             12,361,705.860
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